EX-35.3
(logo) TORCHLIGHT
INVESTORS
TORCHLIGHT LOAN SERVICES

March 15, 2012

Morningstar Credit Ratings, LLC
410 Horsham Road, Suite A
Horsham, Pennsylvania
Attn: CMBS Surveillance

Midland Loan Services, Inc.
10851 Mastin, Suite 300
Overland Park, KS 66210
Attn: Brent Kinder

Fitch Ratings
One State Street Plaza, 31st Floor
New York, NY 10004
Attn: Commercial Mortgage Surveillance

J.P. Morgan Chase Commercial Mortgage
277 Park Avenue, 13th Floor
New York, NY 10172
Attn: Bianca Russo

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust

Torchlight Investors, LLC
230 Park Avenue 12th Floor
New York, NY 10169
Attn: Trevor Rozowsky

Moody's Investor Services, Inc
7 World Trade Center
250 Greenwich Street
New York, NY 10007
Attn: Commercial Mortgage Surveillance

Re: J.P. Morgan Chase Commercial Mortgage Pass-Through Certificates Series
2011-C5

Dear Sir or Madam:

This Officer's Certificate is provided to you by Torchlight Loan Services, LLC ("Torchlight"), pursuant to Section 11.09 of that certain Pooling and Servicing Agreement ("PSA") dated as of September 1, 2011 relative to the above referenced securitization for which Torchlight acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Torchlight, hereby informs you that (i) a review of the activities of the Special Servicer during the preceding calendar year and of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year, and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body.

Sincerely,

Torchlight Loan Services, LLC
A Delaware limited liability company,

By: /s/ Steven P. Altman
    Steven P. Altman
    Authorized Signatory

230 Park Avenue New York, New York 10169
T 212.883.2698 F 212.883.2998
E saltman@torchlightinvestors.com
www.torchlightinvestors.com